UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 29, 2008
PeopleSupport, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33679	95-4695021

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1100 Glendon Ave., Suite 1250
Los Angeles, California 90024
(Address of Principal Executive Offices)
(310) 824-6200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Letter Agreement with Galleon
                  On February 29, 2008, PeopleSupport, Inc., a Delaware corporation (the “Company”), entered into a Letter Agreement (the “Letter Agreement”) with Galleon Special Opportunities Master Fund, SPC LTD – Galleon Crossover Segregated Portfolio Company and Galleon Technology Offshore, LTD (collectively, “Galleon”), which provides for the appointment of Mr. Krish Panu, the former Chairman, CEO and President of @Road, Inc., to the Company’s Board of Directors. With the addition of Mr. Panu, the Company’s Board will be expanded from seven directors to eight directors. Pursuant to the Letter Agreement, Galleon has agreed that, until the latest of (i) such time as Mr. Panu, or another designee of Galleon ceases to occupy a seat on the Company’s Board of Directors and (ii) December 31, 2008, neither Galleon nor any of its affiliates will seek to nominate any persons for election as directors at any of the Company’s annual or special meetings. Galleon and its affiliates have also agreed to vote all shares of the Company’s common stock beneficially owned by them and entitled to vote for the election of directors at the Company’s 2008 annual meeting for the election of the nominees approved by the Company’s Nominating and Corporate Governance Committee. In addition, Galleon has agreed that, at all times until the latest of (i) such time as a designee of Galleon ceases to occupy a seat on the Company’s Board of Directors and (ii) December 31, 2008, Galleon and its affiliates will refrain from initiating or participating in any proxy contest or supporting any shareholder proposal at any of the Company’s annual or special meetings. The Letter Agreement can be terminated by either party at any time after December 31, 2008, subject to certain conditions. And upon the termination of the Letter Agreement, any person then serving on the Company’s Board of Directors as a designee of Galleon shall immediately resign.
               As of February 29, 2008, Galleon owns approximately 25% of the common stock, $0.01 par value per share, of the Company.
               A copy of the Letter Agreement is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 5, 2007, Mr. Krish Panu was elected as a director to the Board of Directors of the Company. Prior to joining the Company,
Mr. Panu was Chairman, CEO and President of @Road, Inc. Prior to @Road, Inc., Mr. Panu served as Vice President and General Manager of the Logic Products division of semiconductor manufacturer Atmel Corporation.
     The Letter Agreement referenced above can be terminated by either party at any time after December 31, 2008, subject to certain conditions. And upon the termination of the Letter Agreement, Mr. Panu shall immediately resign from the Board of Directors.
     Mr. Panu will receive an annual board retainer fee of $36,000. Mr. Panu will also be awarded options to purchase 15,000 shares of the Company’s common stock, which will vest quarterly over three years, and 1,650 restricted stock units, which will vest annually over three years.
Item 8.01. Other Events.
     On March 3, 2008, the Company issued a press release announcing an agreement with Galleon and the appointment of Mr. Krish Panu, to its Board of Directors. With the addition of Mr. Panu, the Company’s Board of Directors will be expanded from seven directors to eight directors. A copy of the release is being furnished as an Exhibit 99.1 to this report on Form 8-K.
     The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement with Galleon

99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PeopleSupport, Inc.
By:	/s/ Lance Rosenzweig
	Name:	Lance Rosenzweig
	Title:	President, Chief Executive Officer and Chairman of the Board of Directors

Date: March 6, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement with Galleon

99.1	Press Release

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